UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 23, 2012

Unilens Vision Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-17861 (Commission File Number)	27-2254517 (IRS Employer Identification No

10431 72nd Street North Largo, Florida (Address of Principal Executive Offices)	33777-1511 (Zip code)

Registrant’s telephone number, including area code:  (727) 544-2531

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Unilens Vision Inc. issued a press release today May 24, 2012, reporting the refinancing of the Company’s bank loan facilities.

The new loan facilities which have been extended to the Company by Hancock Bank, include a $3.5 million five-year term loan agreement and a $1.5 million revolving credit facility that have replaced existing outstanding term loan borrowings and the unused revolving credit facility with Regions Bank. The terms of the refinancing lower the interest rate on our borrowings to LIBOR plus 3%, eliminate the principal balloon payment to Regions Bank due in January 2015, and incorporate less restrictive covenants. The Company’s minimum monthly principal repayment will remain relatively the same at $58,333 compared to the previous payment of $54,762 to Regions Bank.

This press release is attached as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibit 10.1     Credit and Security Agreement

Exhibit 10.2     Commercial Term Note

Exhibit 10.3     Commercial Revolving Line of Credit Note

Exhibit 10.4     Patent Security Agreements

Exhibit 10.5     Continuing Guaranty

Exhibit 99.1     Unilens Vision Inc. News Release issued May 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNILENS VISION INC. (Registrant)
Date: May 25, 2012	By /s/Leonard F. Barker Name: Leonard F. Barker Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit and Security Agreement
10.2	Commercial Term Note
10.3	Commercial Revolving Line of Credit Note
10.4	Patent Security Agreements
10.5	Continuing Guaranty
99.1	Unilens Vision Inc. News Release issued May 24, 2012